Exhibit 10.16

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 26, 2013 (the “Effective Date”), is made by and among CITIBANK, N.A., having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013 (together with its successors and/or assigns, “Buyer”), PARLEX 2 FINANCE, LLC, a Delaware limited liability company, having an address c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (“Seller”) and, for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, having an address at 345 Park Avenue, New York, New York 10154 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of June 12, 2013 (as the same may be amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement;

WHEREAS, Seller and Buyer desire to modify certain terms and provisions of the Repurchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:

1. Modification of Repurchase Agreement. The Repurchase Agreement is hereby modified as of the Effective Date as follows:

(a) The following sentence is hereby added as clause (d) to the definition of “Eligible Loans” in Section 2 of the Repurchase Agreement:

“(d) in the event the maturity date of the subject Whole Loan or Senior Interests (or participation interests therein) shall be later than three (3) years (inclusive of all extension terms) after the expiration of the Facility Availability Period, then the conditions precedent to the exercise of any option that would extend the maturity date of such Whole Loan or Senior Interests (or participation interests therein) beyond such three (3) year period shall include extension conditions satisfactory to Buyer, including but not limited to, enhanced credit metrics relative to those in place at the time of such Purchased Loan’s origination.”

(b) The definition of “Facility Amount” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Amount” shall mean the sum of Facility Amount – Class A and Facility Amount – Class B;

(c) Two new defined terms are added, in alphabetical order, to Section 2 of the Repurchase Agreement, as follows:

“Facility Amount – Class A” shall mean $250,000,000;

“Facility Amount – Class B” shall mean $250,000,000;

(d) The definition of “Facility Availability Period” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Availability Period” shall mean, with respect to any Purchased Loan, the Facility Availability Period – Class A or the Facility Availability Period – Class B, as applicable.

(e) Two new defined terms are added, in alphabetical order, to Section 2 of the Repurchase Agreement, as follows:

“Facility Availability Period – Class A” shall be solely applicable to each Purchased Loan – Class A and shall mean the twelve (12) month period commencing on the Effective Date of the First Amendment to this Agreement and ending on the one (1) year anniversary of such date (i.e. July 26, 2014) (or if such day is not a Business Day, the next succeeding Business Day). Notwithstanding anything herein to the contrary, at any time during the Facility Availability Period – Class A, Seller may request an extension of the Facility Availability Period – Class A, which extension shall be in Buyer’s sole discretion and subject to terms and conditions determined by Buyer in its sole discretion.

“Facility Availability Period – Class B” shall be solely applicable to each Purchased Loan – Class B and shall mean the period commencing on the Facility Commencement Date and ending on the three (3) year anniversary of the Facility Commencement Date (or if such day is not a Business Day, the next succeeding Business Day). Notwithstanding anything herein to the contrary, at any time during the Facility Availability Period – Class B, Seller may request an extension of the Facility Availability Period – Class B, which extension shall be in Buyer’s sole discretion and subject to terms and conditions determined by Buyer in its sole discretion.

(f) The following defined term is hereby added, in alphabetical order, to Section 2 of the Repurchase Agreement, as follows:

“Facility Commencement Date” shall mean June 12, 2013.

(g) The definition of “Purchased Loans” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Purchased Loans” shall mean (i) with respect to any Transaction, the Eligible Loan (i.e. either a Purchased Loan – Class A or a Purchased Loan – Class B) sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by Seller to Buyer (i.e. all Purchased Loans – Class A and all Purchased Loans – Class B).

(h) Two new defined terms are hereby added, in alphabetical order, to Section 2 of the Repurchase Agreement, as follows:

“Purchased Loan – Class A” shall mean a Purchased Loan categorized as a “Class A” Purchased Loan on the related executed Confirmation.

“Purchased Loan – Class B” shall mean a Purchased Loan categorized as a “Class B” Purchased Loan on the related executed Confirmation.

(i) The definition of “Facility Expiration Date” in Section 2 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Expiration Date” shall mean the later to occur of the Facility Expiration Date – Class A and the Facility Expiration Date – Class B.

(j) Two new defined terms are hereby added, in alphabetical order, to Section 2 of the Repurchase Agreement, as follows:

“Facility Expiration Date – Class A” shall mean the last day of the Facility Availability Period – Class A; provided, that the Facility Expiration Date – Class A shall be extendible by Seller on an annual basis thereafter (i.e. for consecutive twelve (12) month periods), subject to the following:

(a) Seller delivers to Buyer a written request of the extension of the Facility Expiration Date – Class A no earlier than ninety (90) nor later than thirty (30) days before the then current Facility Expiration Date – Class A,

(b) no Default or Event of Default has occurred and is continuing on the date the request to extend is delivered or on the then current Facility Expiration Date – Class A,

(c) no Margin Deficit exists that has not been satisfied,

(d) the Concentration Limit is satisfied on the date the request to extend is delivered and on the then current Facility Expiration Date – Class A (except to the extent waived or otherwise approved by Buyer), and

(e) Seller shall have paid to Buyer the Extension Fee on or before the then current Facility Expiration Date – Class A; provided, however, that the Extension Fee with respect to extending the Facility Availability Period – Class A shall only accrue and be due and payable from and after the occurrence of Facility Expiration Date – Class B.

“Facility Expiration Date – Class B” shall mean the last day of the Facility Availability Period – Class B; provided, that the Facility Expiration Date – Class B shall be extendible by Seller on an annual basis thereafter (i.e. for consecutive twelve (12) month periods), subject to the following:

(a) Seller delivers to Buyer a written request of the extension of the Facility Expiration Date – Class A no earlier than ninety (90) nor later than thirty (30) days before the then current Facility Expiration Date – Class B,

(b) no Default or Event of Default has occurred and is continuing on the date the request to extend is delivered or on the then current Facility Expiration Date – Class B,

(c) no Margin Deficit exists that has not been satisfied,

(d) the Concentration Limit is satisfied on the date the request to extend is delivered and on the then current Facility Expiration Date – Class B (except to the extent waived or otherwise approved by Buyer), and

(e) Seller shall have paid to Buyer the Extension Fee on or before the then current Facility Expiration Date – Class B.

(k) The following language is hereby inserted in Section 3(a), at the end of clause (i) in the first sentence and immediately prior to the phrase “and (ii)”: “…and the aggregate outstanding Purchase Prices at any time for all Purchased Loans – Class A shall not exceed the Facility Amount – Class A, and the aggregate outstanding Purchase Prices at any time for all Purchased Loans – Class B shall not exceed the Facility Amount – Class B”.

(l) The items listed in Section 3(b) of the Repurchase Agreement to be set forth in the Confirmation is hereby amended as follows: (a) subclauses (iii)-(ix) are hereby renumbered to be subclauses (iv)-(x) and (b) a new subclause (iii) is inserted to read as follows: “(iii) the classification of such Purchased Loan as either a Purchased Loan – Class A or a Purchased Loan – Class B,”.

(m) The following sentence is hereby added to the end of Section 3(c) of the Repurchase Agreement, as follows:

“Notwithstanding anything to the contrary set forth herein, (i) no Purchased Loan shall be classified as both a Purchased Loan – Class A and a Purchased Loan – Class B and (ii) upon classification as either a Purchased Loan – Class A or a Purchased Loan – Class B, no Purchased Loan shall be re-classified unless permitted by Buyer in Buyer’s sole discretion.”

(n) The phrase “At any time prior to the Facility Expiration Date…” at the beginning of Sections 4(c) and 4(e) is hereby deleted in both places and replaced with the phrase “At any time during the applicable Facility Availability Period…”.

(o) The phrase: “…during the Facility Availability Period” in Section 5(d) and twice in Section 5(e) is hereby deleted in all three places and replaced with the phrase: “…prior to the Facility Expiration Date”.

(p) The phrase “Following the end of the Facility Availability Period…” at the beginning of Section 5(f) is hereby deleted and replaced with the phrase: “After the Facility Expiration Date…”.

2. Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

3. Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.

4. Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller.

Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.

5. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

6. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

7. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures

8. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 20 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER:

PARLEX 2 FINANCE, LLC,
a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Principal, Head of Capital Markets

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Thomas C. Ruffing
	Name:	Thomas C. Ruffing
	Title:	Managing Director, Asset Management

[Signatures Continued on Next Page]

BUYER:

CITIBANK, N.A.

By:	/s/ Richard N. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory